Exhibit 99.1

ENERGY FOCUS, INC.

NOVEMBER 4, 2015

Following are prepared remarks by James Tu, Executive Chairman and Chief Executive Officer, and Marcia J. Miller, Chief Financial Officer, of Energy Focus Inc. from the Third Quarter 2015 earnings conference call held with investors on November 4, 2015 at 11am ET.

Marcia J. Miller, Chief Financial Officer:

Good morning everyone and thank you for joining us for Energy Focus’ third quarter 2015 earnings conference call. Today, James Tu, our Executive Chairman, Eric Hilliard, our President and Chief Operating Officer, and I will report on our results for the third quarter of 2015. The news release with our earnings results, and our quarterly report filed on form 10-Q have been posted to our website under the Investors section.

As a reminder, today’s discussion will include forward-looking statements, including predictions, expectations, estimates or other information that might be considered forward-looking. These forward-looking statements are subject to numerous risks and uncertainties. We encourage you to review our most recent filings with the Securities and Exchange Commission including our 10-K and 10-Q’s for a complete discussion of these factors and other risks that may affect our future results or the market price of our stock. We are not obligating ourselves to publicly release any revisions to these forward-looking statements in light of new information or future events.

Now I'd like to turn the call over to James.

James Tu, Executive Chairman and Chief Executive Officer:

Thanks Marcia. Good morning everyone and thank you for your participation in our third quarter 2015 earnings call. In this call, as usual, I will focus on updating with you our business development efforts and progress, and Marcia Miller will discuss our financial and operational results in more details. We will then open up for questions.

As you have read from our press release this morning, third quarter 2015 marked yet another exciting, record-breaking period for Energy Focus.

Our total sales grew 151% over the same quarter last year with continuing strong sales to the U.S. Navy combined with a 66% increase in our commercial sales from the same period last year. Our profitability also leaped from a year ago. Gross margin improved to nearly 50% from 33% during the third quarter of 2014, while operating margin reached 20%. As we mentioned in the previous earnings calls, over time we expect margins to come down from these fairly high levels as our commercial sales grow at faster rates and make up a growing portion of our sales. That said, we expect gross margins to stay above our long-term target of 35% in the next few quarters. In the meantime, we’re targeting to maintain a minimum operating margin of around 10% on a long-term basis as we intend to invest aggressively to maximize our topline growth in this early stage of LED adoption in the commercial markets, while fortifying our execution capabilities, launching breakthrough products, and maintaining the highest level of customer service.

In terms of our progress in our targeted verticals, we remained uniquely and forcefully focused on the limited number of verticals to build initial success, as well as brand awareness and trust. And in the third quarter we continued to make exciting progress across the board.

Our sales to U.S. Navy ships continued to stay strong as we have now penetrated approximately 30% of the fleet potential with 178 ships using our products. The Navy continued to embrace and promote our products throughout its chain of command, and barring unexpected, systemic budget constraints we look forward to continuing, steady penetration into the rest of the fleet. We also obtained our first order from the Military Sealift Command for our “Made in America” maritime grade products during the quarter, opening up yet another brand new market within the Navy ecosystem. In addition, we continued to develop and launch new LED lighting fixture products to address the new ship construction opportunities, which we believe we have unparalleled technology and product advantages, in addition to being the most trusted LED lighting partner for the Navy.

On foreign navies market, after our initial sale to the Royal Australian Navy last quarter, we continued to work closely with the Australian Navy as they evaluated the first installation, which the Australian Navy is very pleased with based on the feedback we received. Therefore we continue to be optimistic on retrofitting more ships from the Royal Navy in the coming quarters and years. We also started to expand our business development efforts in the foreign Navy market by participating in a well attended international Navy show in early October, “Pacific 2015,” hosted by the Australian Navy where we met delegates from allied navies from over ten countries. At this point we are focusing on the most promising and largest handful of navies to drive initial sales.

We also continued to push forward on the military bases business development and pipeline building. We have started a grass root, base-by-base target sales efforts by our own direct sales force, as well as through our military distributors. In addition, since nearly half of the bases’ energy upgrades are being performed by the energy services companies, the ESCOs, we’re also in the process of expanding and leveraging our relationship with the sixteen federal ESCOs to approach LED lighting retrofit opportunities. It is our intention to become the definitive leader in the bases market, and it is our expectation and belief that we could start generating sales from this new vertical in the first half of 2016.

Moving onto the commercial markets, first and foremost, we are absolutely excited to have won the LED retrofit opportunity from the Cleveland Clinic, a world-leading healthcare institution in Ohio, towards the end of the third quarter by beating literally every major traditional and LED lighting brand during the competing process. This milestone win resulted from a combination of our superior products in quality, performance and value, as well as extraordinary business development efforts from our advisors, executives, sales leaders and account executives to engineers, technicians, supply chain and customer service staff over the past year and a half. I’m also pleased to announce that we’ve now received the first few purchase orders from the Clinic in late October and we expect to start shipping products to them during the fourth quarter. Due to the Cleveland Clinic’ global leadership and pioneering sustainability practices in the healthcare industry, we have since received inquiries and strong interest from numerous hospitals, medical institutions and nursing homes across the country. Our business development teams are working closely with our engineering teams to educate and perform building audits for these prospects, and we believe that we’re now exceptionally well positioned to be a leading, trusted LED lighting partner for the healthcare industry.

Another critical vertical we have been focusing on nurturing and developing is the K to 12 school market. We obtained purchase orders from 15 new school districts in multiple states during the quarter bringing the total number of schools we retrofitted this year alone to 37. Not unlike other verticals we have entered, the K12 market requires long-term developmental effort that takes passion, teamwork, ingenuity and persistence to cultivate. We continued to work with the U.S. Green Building Council Center for Green Schools, as well as our increasing number of lighting retrofit partners to reach out to schools in our targeted regions through various awareness and charity activities. As you have seen from a previous press release, we’ve just launched an advocacy initiative to donate 50 Intellitubes®, to 50 special need classrooms from 50 schools in the tri-state New York area. This initiative not only reaches out to the students that suffer from the health hazards of fluorescent lighting and need better lighting the most, but also give schools an opportunity to try out a superior lighting technology without the hindrance of budget constraints. We’re very excited to announce that in a few short weeks since we launched the initiative, we have received requests from 17 school districts for our donations and our New York team is working tirelessly to bring our lights to these schools in the most timely fashion, and we will continue to update you on our progress in these charitable and marketing activities, and on how these initiatives are helping us build direct access to individual schools to expedite LED lighting adoption.

Another large vertical we’re making great initial inroads in is industrial and manufacturing. Since August, we have started working with a large global industrial product distributor with over 100 branch offices in the U.S. to market our products to their customers starting in the Midwest. I’m glad to report that we’ve now built a $5+ million solid sales pipeline with this distribution partner during the past quarter just through four of their offices within our Midwest region, and we expect to start seeing conversion of these opportunities into revenues within the next few months. In addition, we fully expect to roll out this win-win partnership to every region we operate in over the next few quarters and years.

Last but not least, we continued to make great strides in the National Retailer industry. Again, nothing happens overnight in our business as we center our brand and sales building effort on advocating, educating and accessing to end customers directly. That said, we sold to five new customers with more than 1,000 combined locations during the quarter, and the total number of national retail companies we’re now talking to or working with has exceeded 30 with several of them now in the final stage of product evaluation. Therefore we do expect to start seeing material sales increase from this vertical in 2016.

Overall, we are making exciting business development progress in every government and commercial vertical. The total number of active customers and number of active sales opportunities have both gone up more than 30% during the past quarter, and we expect the pipeline building to continue at a steady yet rather brisk pace. In the meantime, we significantly expanded our marketing department based in NY, enhanced our social media profile, and participated in 12 industry tradeshows during the quarter, a record number for the company.

On the product development side, we launched several new products during the quarter and continued to develop breakthrough technologies and products for future launches to better address the needs of our military, as well as commercial customers. In addition to the flagship military Intellitube, we launched several new LED lighting products for retrofit uses, as well as for new ship construction for the U.S. Navy. In addition, with the opening of our Taiwan operations center that focuses on latter stage product development, component sourcing, and quality control, we plan to expedite new product launches and continue to enhance the industry’s gold-standard for quality, performance and price. Over the coming quarters we intend to keep our R&D spending to approximately 5% of our sales to ensure that we stay ahead of the curve and on top of the competitions in the markets we target. And we believe that our rapidly expanding yet highly focused investments in both long-term and short-term engineering projects will yield several exciting and impactful products in the coming months and quarters.

According to the latest estimate from LEDInside, a leading industry intelligence publication, the LED industry this year is expected to grow just 2% in sales over 2014 despite double-digit unit volume increases, due to fierce competition that causes rapid price erosion. At Energy Focus, we are proud to constantly create for our customers the most compelling value including outstanding performance, proven quality and competitive prices. On the other hand, we believe that price-centered decision making incessantly and singularly promoted by manufacturers, distributors and retailers alike on a global scale is counterproductive to the massive and lightening LED lighting adoption path we at Energy Focus envision.

Lighting is mission-critical for government, commercial and industrial buildings and the cost of unexpected disruptions in lighting performance, be it on safety, life or promised efficiency, overwhelms any value low prices bring. This potent aversion to risk in the institutional mindset is completely different from and absent in the minds of consumers, who use lighting only sparingly in comparison and thus focus more on price. Such demand on reliability and value instead of price is further compounded by the rapidly changing LED technology and market landscape that building managers are simply not used to responding to easily.

Therefore, commercial lighting users today hunger for LED lighting products that work as promised and they need to trust manufacturers that are willing to educate them about this constantly evolving new technology and deliver substantial long-term value. In other words, what our customers really seek is a long-term, constant-on LED lighting technology partner, not a short-term, sales-driven product vendor. And therefore everything we do at Energy Focus originates from our highest goal to become the most trusted and desired LED lighting partner for government agencies and commercial enterprises alike. We believe that we’ve started to see the very early sign of fruition from our concerted effort towards achieving such unique vision during the third quarter of 2015, and we look forward to providing more enlightening and inspiring products and services to far more customers as our commercial sales pipeline matures and expands.

Now I’d like to turn the call to Marcia for more specifics on our financial performance of the quarter after which we will be happy to answer any questions you might have. Marcia?

Marcia J. Miller:

Thank you James.

Before I get into the details, I’d like to inform everyone that during the third quarter, we reclassified the results of our former United Kingdom subsidiary, Crescent Lighting Limited, and our former turnkey solutions business, Energy Focus LED Solutions, LLC, to discontinued operations in our financial statements. Crescent was sold for a nominal amount in August 2015, and all outstanding warranty obligations of our turnkey solutions business expired during the third quarter. A table summarizing the preliminary, unaudited reclassified results is included at the end of the earnings release.

We are very pleased to report a sixth consecutive quarter of sales growth and strong profitability for the quarter. For the third quarter of 2015, Energy Focus recorded record net sales of $18.3 million compared to $7.3 million in the prior year’s third quarter representing an increase of 151% year-over-year and a sequential increase of 13% from the second quarter. The growth was driven primarily by sales of Military Intellitube® for the U.S. Navy with government products sales growing 182% year-over-year, as well as increased commercial sales, which grew 67% year-over-year and 56% sequentially from the second quarter. For the quarter, sales for the Navy comprised approximately 82% of the total.

Turning to gross margins, we saw a 15.6 point improvement in the third quarter from the prior year’s third quarter with gross margins at 49.8% of net sales compared to 34.2% last year. The overall increase in gross margins continued to be the result of improved operating efficiencies in our supply chain, building economies of scale from sales volume increases, and product cost reduction efforts from value engineering processes. Gross margins for the quarter exceeded our long-term target of 35% and we expect them to remain above this long-term target for the next few quarters. As our sales mix changes to include higher volume-growth of our commercial products than our core Navy products, we expect lower overall gross margins. I’d like to add that we have not seen significant margin pressure from either military or commercial products.

Operating expenses increased by $3.2 million to $5.4 million in the quarter compared to $2.2 million in the third quarter of 2014. $2.7 million of the increase is due to higher selling, general and administrative expenses including higher consulting services, higher salaries and related benefits, as we continue to add sales and marketing personnel to fuel our growth, and higher incentives tied to higher sales and earnings. At the end of the third quarter, we had about 32 sales and marketing personnel compared to 25 at the end of the second quarter and 17 at the end of the third quarter last year. We plan to continue to add to our direct sales force and invest in marketing and other talent and infrastructure to support the increasing scale of our operations across a variety of functions.

Product development expenses increased about half a million dollars from the prior year due to higher legal expenses related to the development of our intellectual property rights, increased outside testing fees related to our new product development, and higher salaries and related benefits, as we added development engineers in the U.S., as well as opened an operations center in Taiwan. We expect to continue to expand our product development team and increase our total dollar investment in the development of our LED lighting technologies and products.

Included in the third quarter is a $651 thousand benefit to the provision for U.S. federal and state income taxes. The benefit resulted from a net operating loss carry-forward and a change in our estimated taxable income for the year, including discrete deductions available to us related to the disposition of Crescent and deductions we are able to realize for stock-based compensation. Our annual effective tax rate for the nine-months of 2015 is 3.4% from continuing operations. Our effective tax rate is lower than the U.S. statutory tax rate due to the utilization of a net operating loss carry-forward available to us after the annual limitations under Section 382 of the U.S. tax code, as well as the deductions I just mentioned. The computation of our interim estimates for income tax expense is complex and relies on estimates that we update as more information becomes available to us.

Net income from continuing operations for the third quarter of 2015 was $4.4 million and net income including discontinued operations was $4.3 million or $.40 per share on a fully diluted basis. The prior year’s third quarter net income from continuing operations was $256 thousand and the net loss including discontinued operations was $403 thousand or $.05 per share.

For the nine-month period, net sales were $47.2 million in 2015 compared to $13.9 million in the same period of 2014, an increase of 240%. Our year-to-date gross profit was $21.7 million, or 46.1% of sales, for 2015 compared to $4.6 million or 33.1% for the nine-month period of 2014. Net income from continuing operations was $7.8 million for the nine-month period in 2015, compared to a net loss from continuing operations of $4.2 million for the prior year, which included a non-cash charge of $2.3 million to write-off the unamortized discount associated with last year’s conversion of convertible notes into common stock. Net income including discontinued operations was $7.5 million, or $.72 per diluted share, compared to a net loss of $5.1 million or $.70 per share last year.

As James mentioned, we completed a follow-on offering during the third quarter and raised approximately $23.6 million, net of offering costs, to end the quarter with $35 million in cash. Our inventory balance stood at $8 million at quarter end, which is a decrease of $1.4 million during the quarter, but an increase of $1.1 million from December 31, 2014. We expect our inventory levels to rise somewhat from where currently stand so we can meet our customers’ delivery requirements as our commercial product sales continue to grow. Our accounts receivable balance was $7.6 million at the end of the quarter compared to $2.3 million at the end of the second quarter and $2.7 million at December 31, 2014. The increase was primarily due to the timing of sales during the quarter, as receivables that were delinquent by than 30 days made up less than one half of one percent of total AR.

Turning to the cash flow statement, for the first nine months of 2015, cash provided by continuing operations was $2.8 million, compared with cash used in continuing operations of $1.6 million for the first nine months of 2014. For 2015’s nine-month period, net income was partially offset by the increase in accounts receivable and to a lesser extent, the increase in inventory.

We have said that our operating expenses will growth as we build our direct sales force and the infrastructure to support higher commercial products sales, but at a similar or lower rate than our sales are expected to grow. For the third quarter, our operating expenses grew 148% over the prior year’s third quarter and sales grew 151%. Our sales grew at a very rapid pace during the year, principally due to sales for the U.S. Navy. During the third quarter, the pace of our expense growth has clearly increased. We added 25 people during the quarter and had just over 100 full-time employees at quarter end. As I said earlier, we expect to continue to add people to support new product development, and sales and support functions throughout our organization.

End of prepared remarks